SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 23, 2009, the Registrant’s Board of Directors adopted a new bylaw to create the position of Lead Independent Director. The amendment became effective upon its approval by the Board.
     The new bylaw provides that if at any time the Chairman of the Board is also the Chief Executive Officer or other officer of the Registrant, the directors who meet the definition of independent director under the rules of the Nasdaq Stock Market (or the principal stock exchange on which the corporation’s shares are traded or listed) shall appoint an independent director to serve as Lead Independent Director. The Lead Independent Director will serve for a term ending one year from the date of his or her appointment, or upon his or her earlier death, resignation, removal or disqualification as an independent director.
     The duties of the Lead Independent Director are, among other things, to preside at all meetings of the Board of Directors at which the Chairman of the Board is absent, including executive sessions of the independent directors, and to serve as a liaison between the Chairman of the Board and the independent directors. The Lead Independent Director may be removed as Lead Independent Director at any time with or without cause by a majority of the independent directors.
     A copy of the Registrant’s Bylaws, as amended and restated, is filed herewith as Exhibit 3.
     Following the adoption of the new by-law, the independent directors, meeting in executive session, appointed Phil K. Livingston as the Registrant’s Lead Independent Director.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description

3	Bylaws of the Registrant, as amended and restated on April 23, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: April 28, 2009	By:	/s/ D. Michael Cockrell

D. Michael Cockrell Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3	Bylaws of the Registrant, as amended and restated on April 23, 2009.